Exhibit 10.2

THE SECURITY REPRESENTED BY THIS NOTE WAS ORIGINALLY ISSUED AS OF SEPTEMBER [__], 2025, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

promissory note

Original Principal Amount: $20,000,000.00	September [__], 2025

FOR VALUE RECEIVED, the undersigned, Complete Solaria, Inc., a Delaware corporation (“Parent” or “Borrower”), hereby promises to pay to Chicken Parm Pizza LLC, a Delaware limited liability company (together with its successors and registered assigns (“Member”)) the principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00) (the “Original Principal Amount” and the principal amount of this Note, the “Loan”), together with all accrued interest thereon as provided in this Promissory Note (this “Note”), and all other amounts due and payable under this Note in accordance with its terms.

This Note has been executed and delivered by Parent in connection with the consummation of the transactions contemplated in the Membership Interest Purchase Agreement, dated as of September [__], 2025, by and among Parent, Member and the other parties thereto (as amended in accordance with its terms and in effect from time to time, the “Purchase Agreement”). Pursuant to the Purchase Agreement, Parent is required to pay the Second Cash Payment to Member, and pursuant to Purchase Agreement, Parent has agreed to issue this Note, and the Original Principal Amount is equal to the Second Cash Payment (before giving effect to any adjustments contemplated by the definition of Second Cash Payment as set forth in the Purchase Agreement and such adjustments as otherwise provided in the Purchase Agreement).

1. Definitions.

(a) Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement. For purposes of this Note, the following capitalized terms shall have the respective meanings assigned to them below:

“Applicable Rate” means 7.0% per annum, compounded at the end of each calendar quarter (i.e., June 30, September 30, December 31 and March 31).

“Borrower” has the meaning set forth in the introductory paragraph.

“Change of Control” means (a) any Person or group of Persons within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding equity interests of Parent; or (b) the sale of all or substantially all of the consolidated assets of Parent and its subsidiaries, on a consolidated basis.

“Collateral” has the meaning set forth in Section 8(b).

“Default” means any of the events specified in Section 6 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 6 would, unless cured or waived, become an Event of Default.

“Default Rate” means 10.0% per annum, compounded daily.

“Event of Default” has the meaning set forth in Section 6.

“Member” has the meaning set forth in the introductory paragraph.

“Loan” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) May 15, 2026 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 6.

“Note” has the meaning set forth in the introductory paragraph.

“Organizational Documents” means, for any Person, (a) the certificate or articles of incorporation or certificate of formation and bylaws of such Person if such Person is a corporation, (b) the certificate or articles of organization or formation and regulations, operating agreement or limited liability company agreement (or other similar governing document) of such Person if such Person is a limited liability company, (c) the certificate of limited partnership or certificate of formation and the limited partnership agreement of such Person if such Person is a limited partnership, or (d) the documents under which such Person was created and is governed if such person is not a corporation, limited liability company or limited partnership.

“Parent” has the meaning set forth in the introductory paragraph.

“Purchase Agreement” has the meaning set forth in the second introductory paragraph.

“Security Agreement” has the meaning set forth in Section 8(b).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

2. Interest and Fees.

(a) Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan shall bear interest at the Applicable Rate from the date the Loan is made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

(b) Interest Payment. In addition, Parent shall pay accrued but unpaid interest in cash on the Loan on the earlier of (i) the date of any prepayment of the Loan in cash and (ii) the Maturity Date.

(c) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loan and all other obligations hereunder shall bear interest at the Default Rate (without duplication, however, of interest that may accrue pursuant to Section 2(a) above) until such Event of Default is cured by Parent or is waived in writing by Member.

(d) Computation. All computations of interest hereunder shall be made on the basis of a year of 365-day year and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the day on the date the Loan is made, and shall not accrue on any principal that is repaid for the day on which it is repaid.

(e) Interest Rate Limitation. If at any time the interest rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable Law, such interest rate shall be reduced automatically to the maximum rate permitted.

3. Payment.

(a) Repayment. Unless sooner paid in accordance with the terms hereof, the entire unpaid principal amount, all unpaid accrued interest and all other amounts payable under this Note shall be fully due and payable in cash on the Maturity Date.

(b) Optional Prepayments. Parent may prepay the outstanding amount of this Note in whole or in part, without premium or penalty, at any time.

(c) Mandatory Prepayment. In the event of a Change of Control, Parent shall, simultaneous with such Change of Control, make a cash payment to Member of the entire unpaid principal amount, all unpaid accrued interest and all other amounts payable under this Note.

(d) Extension. Whenever any cash payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.

(e) Application of Payment. All payments under this Note shall be applied (i) first, to any fees, costs, expenses and other amounts (other than principal and interest) due Member; (ii) second, to accrued but unpaid interest; and (iii) third, to the payment of the principal amount outstanding under this Note.

(f) Rescission of Payments. If at any time any payment made by Parent under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Parent or otherwise, Parent’s obligation to make such payment shall be reinstated as though such payment had not been made.

4. Adjustment. The principal amount of this Note shall be adjusted with retroactive effect to the date hereof in accordance with Section 2.7(a) or Section 9.5(a) of the Purchase Agreement. Any such adjustment shall be effective for all purposes of this Note including the calculation of interest accrued hereunder. Parent shall provide written notice of any adjustment of the principal amount of this Note pursuant to this Section 4, and such adjustment shall be binding on Member for all purposes of this Note and the Purchase Agreement.

5. Representations and Warranties. Parent hereby represents and warrants to Member on the date hereof as follows:

(a) Power and Authority. Parent has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

(b) Authorization; Execution and Delivery. The execution and delivery of this Note by Parent and the performance of its obligations hereunder have been duly authorized by all necessary company action in accordance with all applicable Laws. Parent has duly executed and delivered this Note.

(c) No Approvals. Except for such consents obtained by Parent on or before the date hereof, no consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for Parent to execute, deliver or perform any of its obligations under this Note.

(d) No Violations. The execution and delivery of this Note and the consummation by Parent of the transactions contemplated hereby do not and will not (i) violate any provision of Parent’s Organizational Documents; (ii) violate any Law applicable to Parent or by which any of its properties or assets may be bound; or (iii) constitute a default under any material agreement or contract by which Parent or its properties may be bound.

(e) Enforceability. This Note is a valid, legal and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an event of default (each, an “Event of Default”):

(a) Failure to Pay. Parent shall fail to pay when due any amount of principal of, or interest on, this Note, and, except in the event of a failure to make a payment on the Maturity Date or in the event of a Change of Control, such failure shall continue for a period of five (5) days following Parent’s receipt of written notice of such failure by Member to Parent.

(b) Bankruptcy.

(i) Parent commences any case, proceeding or other action (A) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Parent makes a general assignment for the benefit of its creditors;

(ii) There is commenced against Parent any case, proceeding or other action of a nature referred to in Section 6(b)(i) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(iii) There is commenced against Parent any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(iv) Parent takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6(b)(i), Section 6(b)(ii) or Section 6(b)(iii); or

(v) Parent is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

(c) Dissolution. Parent shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any company action to authorize any of the actions or events set forth above in this Section 6(c).

(d) Change of Control. There occurs any Change of Control.

(e) Covenants. Parent breaches in any material respect any covenant set forth in this Note and such breach is not cured within a period of fifteen (15) days following receipt of written notice of such breach from Member. For the avoidance of doubt, the failure of Parent to obtain the consent and waiver in accordance with Section 8(a) or to otherwise not enter into the Security Agreement, in and of themselves, shall not be a breach of the Section 8(a) or Section 8(b), as applicable, for purposes of this Section 6(e), unless Parent breaches in any material respect the express covenants set forth in Sections 8(a) and 8(b), as applicable

(f) Representations. Any representation or warranty made by Parent in this Note shall be untrue in any material respect when made.

7. Remedies. If any Event of Default occurs and is continuing, then Member shall take any or all of the following actions:

(a) declare the unpaid principal amount of this Note, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Parent; and

(b) exercise any and all rights and remedies available to Member under this Note or applicable Law;

provided, that, in the event an Event of Default described in Section 6(b) occurs, all amounts due hereunder shall automatically accelerate without any further action.

8. Consent and Waiver Regarding Security Interest.

(a) Promptly following the Closing, Parent shall use its reasonable best efforts to solicit the consent and waiver from the requisite holders of Parent’s 7.0% Convertible Senior Notes due 2029 (the “7.0% Notes”) required to grant a security interest and lien in the Collateral (as defined below) in favor of Member in order to secure the prompt and complete payment and performance of the Loan. The foregoing notwithstanding, Parent’s use of its reasonable best efforts shall not include any requirement for Parent to make any cash payments or pay any other inducements to any holder of 7.0% Notes in consideration for such consent and waiver.

(b) Upon receiving such consent and waiver, Parent and Member shall negotiate, execute and deliver a separate security agreement on terms mutually acceptable to them (each acting reasonably) in order to grant the security interest and lien in the Collateral in favor of Member in order to secure the prompt and complete payment and performance of the Loan. For purposes hereof, “Collateral” means: (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Parent whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Parent and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (as such terms are defined in the UCC).

9. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Member, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law.

10. Unconditional Obligation. The obligations of Parent under this Note are unconditional and irrevocable and shall not be subject to any right of setoff or recoupment that Parent may now or hereafter have against Member.

11. Miscellaneous.

(a) Timing. All dates and times specified in this Note are of the essence and shall be strictly enforced.

(b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (i) when delivered personally to the recipient or by email (with acknowledgement of a complete transmission), on the day of delivery, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

if to Parent at:

[__]

with a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP
250 W 55th Street
New York, NY 10019

Attn: Michael Penney

Email: [***]

if to Member, at:

[__]

with a copy to (which shall not constitute notice):

Paul Hastings LLP
200 Clarendon Street
Boston, MA 02116

Attn: Ian Engstrand

Email: [***]

(c) Amendment. No amendment of any provision of this Note shall be valid unless the same shall be in writing and signed by Parent and Member.

(d) Governing Law; Venue.

(i) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(ii) Each party to this Note (i) hereby agrees that any litigation, Proceeding or other legal action brought in connection with or relating to this Note or any matters contemplated hereby or thereby shall be brought exclusively in the state court of New York County, New York, or, if that court does not have jurisdiction, the United States District Court for the Southern District of New York; (ii) irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or Proceeding; (iii) hereby agrees that service of process, summons, notice or other document by mail to such party’s address set forth in Section 11(b) shall be effective service of process for any suit, action or other Proceeding brought in any such court; and (iv) hereby waives to the fullest extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, Proceeding or action in any such court or that any such litigation, Proceeding or action was brought in an inconvenient forum.

(e) Waiver of Jury Trial. Each party to this Note acknowledges and agrees that any controversy which may arise under this Note is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all rights such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or related to this Note. Each party certifies and acknowledges that it: (a) understands and has considered the implications of this waiver; (b) makes this waiver voluntarily; (c) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; and (d) has been induced to enter into this Note by, among other things, the mutual waiver in this Section 11(d).

(f) Certain Damages. Notwithstanding anything to the contrary contained in this Note, no party shall be liable under this Note for any punitive, special, incidental or indirect Damages (including loss of revenue, diminution in value, and any damages based on any type of multiple).

(g) Headings. The section headings contained in this Note are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Note.

this note and the obligation of Parent hereunder shall for all purposes be governed by and construed in accordance with the laws of the state of NEW YORK, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

[signatures to follow]

IN WITNESS WHEREOF, Parent has executed this Promissory Note as of the date first written above.

COMPLETE SOLARIA, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO PROMISSORY NOTE]